UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of report (Date of earliest event reported): January 13, 2009

Opexa Therapeutics, Inc.
(Exact Name of Registrant as Specified in Its Charter)

Texas
(State or Other Jurisdiction of Incorporation)

001-33004	76-0333165
(Commission File Number)	(I.R.S. Employer Identification No.)
2635 N. Crescent Ridge Drive The Woodlands, Texas	77381
(Address of Principal Executive Office)	(Zip Code)

Registrant’s telephone number, including area code: (281) 272-9331

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions (see General Instruction A.2 below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On January 20, 2009 the company announced several changes in its senior management. On January 13, 2009, Jim C. Williams, chief operating officer notified Opexa Therapeutics, Inc. that he will  retire effective February 13, 2009. Dr. Williams has agreed to continue to serve Opexa in a consulting capacity during the transition.  Donna Rill currently Vice President of Operations was promoted to Senior Vice President of Operations effective immediately. To further support the ongoing discussions and advance the clinical development of Tovaxin®, Dawn McGuire, M.D., a board-certified neurologist with experience in all phases of drug and biologic development for multiple sclerosis and a member of Opexa’s Clinical Advisory Board, has agreed to increase her advisory role to the company and guide clinical development of Tovaxin.

The Company issued a press release announcing Ms. Rill’s promotion, Dr. McGuire’s increased advisory role and Dr. William’s retirement plans and other corporate and partnering updates.  A copy of this press release is furnished as Exhibit 99.1 to this Current Report.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

OPEXA THERAPEUTICS, INC.

		By:	/s/ Neil K. Warma
Neil K. Warma, Chief Executive Officer

DATE:	January 20, 2009

EXHIBIT INDEX

Exhibit No.	Description

99.1	Press release issued January 20, 2009